Exhibit 10.29

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT ("Amendment"), is entered into effective as of December 24, 2015 ("Effective Date"), by and between CANNASYS, INC., a Nevada corporation (the "Company"), and BRANDON JENNEWINE ("Executive") and amends the Employment Agreement between Executive and Company dated July 10, 2015 (the "Agreement").

Premises

A.            Section 4 (c) of the Agreement provided for a grant of 500,000 shares of common voting stock of the Company to Executive as part of his compensation package with quarterly vesting of the shares over a 10-quarter period. As of December 1, 2015, no shares of restricted common stock have been issued to Executive under his stock grants.

B.            Executive has asked the Company to terminate his restricted stock grants and amend his Agreement to provide for the cancellation of the stock grants and the issuance of a warrant for the purchase of 500,000 shares of the Company's common stock in place of the stock grant.

Agreement

NOW, THEREFORE, upon the foregoing premises, which are incorporated herein by reference, the parties hereby agree as follows:

1.            Subsection 4(c) of the Employment Agreement shall be deleted in its entirety and replaced with the following:

(c)            Warrant.  The Company will issue Executive a warrant to purchase 500.000 shares of the Company's common stock to vest over 10 fiscal quarters commencing as of July 1, 2015, as set forth in the form attached hereto as Exhibit A.

2.            Except as amended hereby, the Employment Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Employment Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter, or communication issued or made pursuant to, or respecting, the Employment Agreement, any reference in any of such items to the Employment Agreement being sufficient to refer to the Employment Agreement, as amended.

3            This Amendment shall be construed in accordance with the laws of the state of Colorado without regard to conflict of laws rules.

4.            The parties may deliver this Amendment by fax or email and may execute it in counterparts, each of which will be an original and both of which will constitute the same instrument. An electronically-stored copy or photocopy of the original, executed Amendment will be deemed an original.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

CANNASYS, INC.		EXECUTIVE

By:	/s/ Michael A. Tew	/s/ Brandon C. Jennewine
Name:	Michael A. Tew	Brandon C. Jennewine
Title:	CEO

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